Exhibit 99.1

CONTACT:	Tim Mammen	David Calusdian
	Chief Financial Officer	Executive Vice President
	IPG Photonics Corporation	Sharon Merrill
	(508) 373-1100	(617) 542-5300

IPG PHOTONICS DELIVERS RECORD REVENUE AND

NET INCOME IN SECOND QUARTER 2012

Revenue Increases 13% Year-Over-Year and Net Income Grows 23%

Demand for Fiber Lasers Continues to Grow

OXFORD, Mass. – July 31, 2012 – IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the second quarter ended June 30, 2012.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In millions, except per share data)	2012	2011	% Change	2012	2011	% Change
Revenue	$137.9	$121.9	13%	$261.1	$221.9	18%
Gross margin	54.3%	54.7%		55.0%	54.2%
Operating income	$56.4	$46.1	22%	$101.6	$80.2	27%
Operating margin	40.9%	37.8%		38.9%	36.2%
Net income attributable to IPG Photonics Corporation	$37.7	$30.7	23%	$67.7	$53.8	26%
Earnings per diluted share	$0.72	$0.63	14%	$1.34	$1.11	21%

Management Comments

“IPG reported record top and bottom line results for the second quarter of 2012,” said Dr. Valentin Gapontsev, IPG Photonics’ Chief Executive Officer. “Revenues increased 13% and net income grew 23% over the prior year.”

“Sales for materials processing applications grew 16%, driven by demand for high-power, medium-power and pulsed lasers with continued strength in cutting, welding and marking applications,” said Dr. Gapontsev. “High-power laser sales increased 13%, primarily for the automotive manufacturing industry and cutting OEMs, while pulsed laser sales were up 10%, benefitting from increased demand in the consumer electronics industry.”

“Sales grew quarter over quarter across most geographic regions,” said Dr. Gapontsev. “Europe reported a solid quarter, with record sales in Russia, primarily from telecom and materials processing applications. China, Japan and Turkey were strong in the Asian region.”

“Operating income included $3.4 million related to foreign exchange transaction gains,” added Dr. Gapontsev. “This benefited earnings per diluted share, net of associated tax, by $0.04. In addition, net income attributable to IPG Photonics excludes net income attributable to the redeemable non-controlling interest of $2.1 million, or $0.04 per diluted share, in the second quarter. In future quarters, there will be no net income attributable to the non-controlling interest.”

“During the second quarter, IPG generated $52 million in cash from operations which is another quarterly record. We ended the quarter with $345.6 million in cash and cash equivalents, even after the purchase of the outstanding minority interest of our Russian subsidiary, NTO IRE-Polus, for $55.4 million,” said Dr. Gapontsev. “In the quarter, we invested $22 million in production expansion and modernization across multiple regions.”

IPGP Q2 2012 Results/ 2

Business Outlook and Financial Guidance

“Our near-term outlook is strong,” said Dr. Gapontsev. “Despite the macroeconomic environment in our various geographic markets, there are several factors counteracting these conditions to drive our growth, including the adoption of fiber lasers over other laser technologies, the use of lasers in an increasing number of applications, and strong demand trends in key industries, including automotive and consumer electronics.”

IPG Photonics expects revenue in the range of $145 million to $155 million for the third quarter of 2012. The Company anticipates earnings per diluted share in the range of $0.74 to $0.84 based on 52,175,000 diluted common shares, which includes 51,066,000 basic common shares outstanding and 1,109,000 potentially dilutive options at June 30, 2012.

As discussed in more detail below, actual results may differ from this guidance due to various factors including, but not limited to, product demand, competition and general economic conditions. This guidance is subject to the risks outlined in the Company’s reports with the SEC, and assumes that exchange rates remain at present levels.

Conference Call Reminder

The Company will hold a conference call to review its financial results and business highlights today, July 31, 2012 at 10:00 a.m. ET. The conference call will be webcast live and can be accessed on the “Investors” section of the Company’s website at www.ipgphotonics.com. The conference call also can be accessed by dialing (877) 709-8155 or (201) 689-8881. Interested parties that are unable to listen to the live call may access an archived version of the webcast, which will be available for approximately one year on IPG’s website.

About IPG Photonics Corporation

IPG Photonics Corporation is the world leader in high-power fiber lasers and amplifiers. Founded in 1990, IPG pioneered the development and commercialization of optical fiber-based lasers for use in diverse applications, primarily materials processing. Fiber lasers have revolutionized the industry by delivering superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end users to increase productivity and decrease operating costs. IPG has its headquarters in Oxford, Massachusetts, and has additional plants and offices throughout the world. For more information, please visit www.ipgphotonics.com.

Safe Harbor Statement

Information and statements provided by the Company and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, continued growth of demand for fiber lasers, near-term outlook, the adoption of fiber lasers over other laser technologies, the use of lasers in an increasing number of applications, strong demand trends in key industries, including automotive and consumer electronics, and revenue and earnings per share expectations for the third quarter of 2012. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that the Company serves, particularly the effect of economic downturns; reduction in customer capital expenditures; potential order

IPGP Q2 2012 Results/ 3

cancellations and push-outs and financial and credit market issues; the Company’s ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG’s products; effective management of growth; level of fixed costs from its vertical integration; intellectual property infringement claims and litigation; interruption in supply of key components, including from transportation disruptions from natural and man-made events; manufacturing risks; inventory write-downs; foreign currency fluctuations; competitive factors, including declining average selling prices; building and expanding field service and support operations; uncertainties pertaining to customer orders; demand for products and services; development of markets for the Company’s products and services; and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk factors described in the Company’s Annual Report on Form 10-K (filed with the SEC on February 27, 2012) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

IPGP Q2 2012 Results/ 4

IPG PHOTONICS CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
NET SALES	$137,927	$121,936	$261,119	$221,894
COST OF SALES	63,017	55,230	117,525	101,522

GROSS PROFIT	74,910	66,706	143,594	120,372

OPERATING EXPENSES:
Sales and marketing	5,854	5,847	10,986	10,795
Research and development	7,229	6,610	14,369	12,341
General and administrative	8,736	8,333	18,685	16,502
(Gain) loss on foreign exchange	(3,354)	(206)	(2,068)	514

Total operating expenses	18,465	20,584	41,972	40,152

OPERATING INCOME	56,445	46,122	101,622	80,220

OTHER INCOME (EXPENSE), Net:
Interest income (expense), net	615	(170)	486	(376)
Other expense, net	(92)	(618)	(1,186)	(610)

Total other income (expense)	523	(788)	(700)	(986)

INCOME BEFORE PROVISION FOR INCOME TAXES	56,968	45,334	100,922	79,234
PROVISION FOR INCOME TAXES	(17,119)	(13,827)	(30,525)	(24,349)

NET INCOME	39,849	31,507	70,397	54,885
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,107	771	2,740	1,081

NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION	$37,742	$30,736	$67,657	$53,804

NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION PER SHARE:
Basic	$0.74	$0.65	$1.37	$1.14
Diluted	$0.72	$0.63	$1.34	$1.11
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	50,989	47,310	49,717	47,205
Diluted	52,071	48,610	50,826	48,650

IPGP Q2 2012 Results/ 5

IPG PHOTONICS CORPORATION

SUPPLEMENTAL SCHEDULE OF STOCK-BASED COMPENSATION

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2012	2011	2012	2011

Cost of sales	$567	$363	$1,027	$884
Sales and marketing	286	330	538	895
Research and development	339	257	642	537
General and administrative	1,009	744	1,992	1,985

Total stock-based compensation	2,201	1,694	4,199	4,301
Tax benefit recognized	(676)	(528)	(1,283)	(1,407)

Net stock-based compensation	$1,525	$1,166	$2,916	$2,894

IPGP Q2 2012 Results/ 6

IPG PHOTONICS CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2012	2011
	(In thousands, except share and per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$345,578	$180,234
Short-term investments	9,765	25,451
Accounts receivable, net	86,132	75,755
Inventories, net	121,979	116,978
Prepaid income taxes and income taxes receivable	13,946	13,285
Prepaid expenses and other current assets	14,516	11,855
Deferred income taxes, net	11,041	10,899

Total current assets	602,957	434,457
DEFERRED INCOME TAXES, NET	6,660	4,830
INTANGIBLE ASSETS, NET	4,946	6,157
PROPERTY, PLANT AND EQUIPMENT, NET	177,441	155,202
OTHER ASSETS	6,010	7,486

TOTAL	$798,014	$608,132

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Revolving line-of-credit facilities	$4,037	$7,057
Current portion of long-term debt	1,580	1,613
Accounts payable	13,200	11,122
Accrued expenses and other liabilities	46,225	47,285
Deferred income taxes, net	7,545	5,405
Income taxes payable	31,191	21,230

Total current liabilities	103,778	93,712
OTHER LONG-TERM LIABILITIES	9,834	8,961
LONG-TERM DEBT, NET OF CURRENT PORTION	14,671	15,726

Total liabilities	128,283	118,399
REDEEMABLE NONCONTROLLING INTERESTS	—	46,123
COMMITMENTS AND CONTINGENCIES (NOTE 13)
IPG PHOTONICS CORPORATION STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 51,065,627 shares issued and outstanding at June 30, 2012; 47,616,115 shares issued and outstanding at December 31, 2011	5	5
Additional paid-in capital	499,951	332,585
Retained earnings	190,983	122,833
Accumulated other comprehensive loss	(21,208)	(12,100)

Total IPG Photonics Corporation stockholders’ equity	669,731	443,323
NONCONTROLLING INTERESTS	—	287

Total equity	669,731	443,610

TOTAL	$798,014	$608,132

IPGP Q2 2012 Results/ 7

IPG PHOTONICS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2012	2011
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$70,397	$54,885
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,358	11,955
Provisions for inventory, warranty & bad debt	8,502	7,056
Other	3,735	12,006
Changes in assets and liabilities that provided (used) cash:
Accounts receivable/payable	(11,117)	(12,040)
Inventories	(10,148)	(35,193)
Other	4,728	(11,677)

Net cash provided by operating activities	78,455	26,992

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(35,966)	(22,786)
Proceeds from short-term investments	15,687	—
Acquisition of businesses, net of cash acquired	—	(450)
Other	(39)	112

Net cash used in investing activities	(20,318)	(23,124)

CASH FLOWS FROM FINANCING ACTIVITIES:
Line-of-credit facilities	(2,743)	134
Principal payments on long-term borrowings	(1,476)	(666)
Purchase of noncontrolling interests	(700)	—
(Purchase) sale of redeemable noncontrolling interests	(55,400)	19,973
Exercise of employee stock options and issuances under employee stock purchase plan	3,344	10,247
Proceeds from follow-on public offering, net of offering expenses	168,022	—

Net cash provided by financing activities	111,047	29,688

EFFECT OF CHANGES IN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(3,840)	6,780

NET INCREASE IN CASH AND CASH EQUIVALENTS	165,344	40,336
CASH AND CASH EQUIVALENTS — Beginning of period	180,234	147,860

CASH AND CASH EQUIVALENTS — End of period	$345,578	$188,196

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$411	$514

Cash paid for income taxes	$14,446	$14,905